                            SCHEDULE 14A INFORMATION

          PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES
                              EXCHANGE ACT OF 1934

Filed by the Registrant [X]

Filed by a Party other than the Registrant [ ]

Check the appropriate box:

[X]  Preliminary Proxy Statement
[ ]  Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
[ ]  Definitive Proxy Statement
[ ]  Definitive Additional Materials
[ ]  Soliciting Material under Rule 14a-12

                       SHARED TECHNOLOGIES CELLULAR, INC.
--------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)

--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[X]  No fee required.

[ ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

     (1)  Title of each class of securities to which transaction applies:

        ------------------------------------------------------------------------

     (2)  Aggregate number of securities to which transaction applies:

        ------------------------------------------------------------------------

     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

        ------------------------------------------------------------------------

     (4)  Proposed maximum aggregate value of transaction:

        ------------------------------------------------------------------------

     (5)  Total fee paid:

        ------------------------------------------------------------------------

[ ]  Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1)  Amount Previously Paid:

        ------------------------------------------------------------------------

     (2)  Form, Schedule or Registration Statement No.:

        ------------------------------------------------------------------------

     (3)  Filing Party:

        ------------------------------------------------------------------------

     (4)  Date Filed:

        ------------------------------------------------------------------------

                       SHARED TECHNOLOGIES CELLULAR, INC.
                             100 GREAT MEADOW ROAD
                        WETHERSFIELD, CONNECTICUT 06109
                                 (860) 258-2500
                            ------------------------

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                           TO BE HELD ON MAY 31, 2001
                            ------------------------

     The Annual Meeting of Stockholders of Shared Technologies Cellular, Inc. (the "Company") will be held at the Company's offices, located at 100 Great Meadow Road, Suite 104, Wethersfield, Connecticut 06109 on Thursday, May 31, 2001, at 10:00 a.m., for the purpose of considering and acting upon the following matters:

     1. To elect three directors;

     2. To increase the number of authorized shares of Common Stock from 30 million to 50 million;

     3. To amend the 1994 Stock Option Plan; and

     4. To transact such other business as may properly come before the meeting or any adjournment or postponement thereof.

     Pursuant to the provisions of the Company's Restated Bylaws, the Board of Directors has fixed the close of business on April 12, 2001 as the record date for determining the stockholders of the Company entitled to notice of, and to vote at, the meeting or any adjournment or postponement thereof.

     Stockholders who do not expect to be present in person at the meeting are urged to sign and date and the enclosed proxy and promptly mail it in the accompanying envelope. The proxy will not be used if you attend and vote at the meeting in person or if you revoke the proxy prior to the meeting.

                                          By Order of the Board of Directors

                                          ANTHONY D. AUTORINO
                                          Chairman and Chief Executive Officer

Dated: April 27, 2001

     WHETHER OR NOT YOU EXPECT TO ATTEND THE MEETING, PLEASE COMPLETE, DATE AND SIGN THE ENCLOSED PROXY AND MAIL IT PROMPTLY IN THE ENCLOSED ENVELOPE IN ORDER TO ASSURE REPRESENTATION OF YOUR SHARES AT THE ANNUAL MEETING. NO POSTAGE NEED BE AFFIXED IF THE PROXY IS MAILED IN THE UNITED STATES.

                       SHARED TECHNOLOGIES CELLULAR, INC.
                             100 GREAT MEADOW ROAD
                        WETHERSFIELD, CONNECTICUT 06109
                                 (860) 258-2500
                            ------------------------

                                PROXY STATEMENT

                     FOR THE ANNUAL MEETING OF STOCKHOLDERS
                            TO BE HELD MAY 31, 2001
                            ------------------------

     This Proxy Statement is furnished in connection with the solicitation of proxies by the Board of Directors of Shared Technologies Cellular, Inc., a Delaware corporation (the "Company"), for use at the Annual Meeting of Stockholders to be held on May 31, 2001 and at any adjournment or postponement of that meeting (the "Annual Meeting"). All proxies will be voted in accordance with the instructions contained therein and, if no choice is specified, the proxies will be voted in favor of the proposals set forth in the accompanying Notice of Annual Meeting. Any proxy may be revoked by a stockholder at any time before it is exercised by giving written notice to that effect to the Secretary of the Company, by submitting a properly executed proxy bearing a later date or by voting in person at the Annual Meeting.

     The Board of Directors has fixed April 12, 2001 as the record date for determining stockholders who are entitled to vote at the Annual Meeting. At the close of business on April 12, 2001, there were outstanding and entitled to vote 15,725,280 shares of Common Stock of the Company, $.01 par value per share (the "Common Stock"). Each share of Common Stock is entitled to one vote.

     The presence of the holders of at least one-half of the shares of Common Stock of the Company entitled to vote is necessary to constitute a quorum at the meeting. Therefore, holders of not less than 7,862,641 shares of Common Stock must be present in person or by proxy for there to be a quorum. Shares of Common Stock represented by all proxies received, including proxies that withhold authority for the election of directors and/or abstain from voting on the other matters to be presented at the Annual Meeting, as well as "broker non-votes", count toward establishing the presence of a quorum.

     The Company's Annual Report for the fiscal year ended December 31, 2000 is being mailed to stockholders with the mailing of this Notice and Proxy Statement on or about April 30, 2001.

                MATTERS TO BE BROUGHT BEFORE THE ANNUAL MEETING

                             ELECTION OF DIRECTORS
                             (ITEM 1 ON PROXY CARD)

     The Corporation's Board of Directors is divided into three classes, with each class serving staggered terms of three years, so that only one class is elected in any one year. The Board of Directors currently consists of five members, Ajit Hutheesing and Nicholas E. Sinacori having resigned from the Board, effective April 12, 2001, and Ismael G. Pinho having been appointed by the Board to fill a vacancy on the Board, effective April 12, 2001. This year, three directors, including Mr. Pinho whose appointment to the Board must be confirmed by the stockholders, are to be elected at the Annual Meeting to serve until the 2002 Annual Meeting and until their respective successors are elected and have qualified.

     All of the nominees are currently members of the Board of Directors. The following table and narrative sets forth information regarding the principal occupation, other affiliations, committee memberships and age for each of the nominees for director of the Company. Stockholders who do not wish their shares to be voted for a particular nominee may so indicate in the space provided on the proxy card. Management does not contemplate that any of the nominees will be unable to serve, but in that event, proxies solicited hereby will be voted for the election of another person or persons to be designated by the Board of Directors.

     Pursuant to the Company's March, 2001 financing agreement with Mobile Investments LLC ("Mobile"), Mobile has the right to appoint two directors to the Company's Board of Directors. Pursuant to the Company's bylaws, the Board of Directors intends to appoint the two Mobile nominees to the Board as soon as Mobile identifies the two nominees. Such Mobile nominees will fill one vacancy in Class II and one vacancy in Class III.

                                 BOARD NOMINEES

                             TERM TO EXPIRE IN 2004
                                    CLASS I

                                                       DIRECTOR               POSITION WITH
DIRECTOR                                        AGE     SINCE                    COMPANY
--------                                        ---    --------               -------------
William A. DiBella(2).........................  58       1993                 Director
Victor Grillo, Sr.............................  60       1999                 Director

                             TERM TO EXPIRE IN 2003
                                   CLASS III

                                                       DIRECTOR               POSITION WITH
DIRECTOR                                        AGE     SINCE                    COMPANY
--------                                        ---    --------               -------------
Ismael G. Pinho...............................  42       2001      Director, Vice President, Chief
                                                                   Financial Officer, Treasurer and
                                                                   Secretary

                             TERM TO EXPIRE IN 2002
                                    CLASS II

                                                       DIRECTOR               POSITION WITH
DIRECTOR                                        AGE     SINCE                    COMPANY
--------                                        ---    --------               -------------
Anthony D. Autorino(1)........................  62       1989      Chairman, Chief Executive Officer
                                                                   and Director
Thomas H. Decker(2)(3)........................  60       1994      Director

---------------
(1) Member of the Executive Committee.

(2) Member of the Audit Committee.

(3) Member of the Compensation Committee.

     ANTHONY D. AUTORINO has been Chairman, President and Chief Executive Officer of the Company since its formation in 1989. Mr. Autorino is a principal of CMD Ventures LLC, a private real estate management and development company. From January 1986 to March 1998, he was Chairman and Chief Executive Officer of Shared Technologies Fairchild Inc. ("STFI"), the former parent of the Company, and he was President of STFI from January 1986 to March 1996. From January, 1985 to January, 1986, he was Chairman and Chief Executive Officer of ShareTech, a joint venture between United Technologies Corporation and AT&T. He was President of United Technologies Building System Company from 1981 to 1984 and was its Chairman and Chief Executive Officer from 1984 to 1985. Mr. Autorino joined the Hamilton Standard Division of United Technologies in 1960, holding the positions of Vice President, Executive Vice President and President of the Division. Mr. Autorino was Chairman of the firearms manufacturer Colt's Manufacturing Company, Inc. and of its parent company, CF Holding Corp. from March, 1990 to March, 1992. Mr. Autorino serves on the board of directors of the Connecticut Children's Medical Center. He also serves on the boards of trustees of The Bushnell Memorial Theater in Hartford, Connecticut, and St. Joseph's College in West Hartford, Connecticut. Mr. Autorino is chairman of Global Interactive Communications Corporation, a private telecommunications services company.

     THOMAS H. DECKER has been a director of the Company since September, 1994. Since March, 2000, Mr. Decker has been a Senior Vice President and Financial Advisor at Morgan Stanley Dean Witter.

From September, 1992 to March, 2000, Mr. Decker was a Senior Vice
President -- Investments of Prudential Securities. From 1981 to September, 1992, he served as a Senior Vice President at Tucker Anthony Incorporated.

     WILLIAM A. DIBELLA has been a director of the Company since September, 1994. Mr. DiBella is currently a lobbyist and is a principal of CMD Ventures LLC, a private real estate management and development company. From 1981 to 1997, Mr. DiBella served as a Connecticut State Senator, including serving as Senate Majority Leader and Chairman of the Finance, Revenue and Bonding Committee. Mr. DiBella was a member of the Hartford City Council from 1971 to 1979 and Deputy Mayor from 1975 to 1977.

     VICTOR GRILLO, SR. has been a director of the Company since July, 1999. Since 1997, Mr. Grillo has been Chief Executive Officer of the corporate general partner of DTR Associates Limited Partnership ("DTR"), a limited partnership engaged in the business of developing, marketing and distributing consumer products through direct response and retail distribution channels. From 1991 to 1997, Mr. Grillo was President of DTR. Mr. Grillo is a member of Retail Distributors, LLC, formerly Retail Distributors, Inc., which provides certain marketing support services to the Company.

     ISMAEL G. PINHO has been a director of the Company since April, 2001, and has been Vice President, Chief Financial Officer, Treasurer and Secretary since March, 2001. He joined the Company as its Controller in May, 1995. Since December, 1999 Mr. Pinho held the position of Vice President and Controller. From October, 1990 to May, 1995, he was Controller of F.L. Roberts & Company, Inc. a retailer and distributor of petroleum products. Mr. Pinho was Controller of Shapiro Equipment, Inc., a construction equipment company, from 1986 to 1990. Mr. Pinho holds a B.A. degree in accounting from the University of Connecticut and is a Certified Public Accountant.

VOTE REQUIRED

     Assuming the presence of a quorum, directors of the Company are elected by plurality vote of the shares of Common Stock present in person or by proxy and voting on the election of directors, provided that, pursuant to the Company's By-laws, a director appointed by the Board to fill a vacancy must be elected by the holders of a majority of the shares of Common Stock present in person, or represented by proxy, and voting on the election of directors. Shares may be voted for or withheld from each nominee for election as a director. Shares for which the vote is withheld and "broker non-votes" will be excluded entirely and have no effect on the election of directors of the Company.

       THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE FOR EACH NOMINEE.

BOARD AND COMMITTEE MEETINGS

     The Board of Directors established an Executive Committee, an Audit Committee and a Compensation Committee in 1995. In 2000, there were no meetings of the Executive Committee, there was one meeting of the Compensation Committee and one meeting of the Audit Committee. The Board does not have a nominating committee.

     The Executive Committee is authorized to act on behalf of the Board of Directors when the Board is not in session. The Executive Committee is currently comprised of Mr. Autorino. Mr. Hutheesing, who resigned from the Board effective April 12, 2001, was a member of the Executive Committee. The Board intends to appoint new members to the Executive Committee at its next meeting.

     The Compensation Committee was established to provide recommendations to the Board regarding compensation programs of the Company. The Compensation Committee is currently comprised of Mr. Decker. Mr. Hutheesing, who resigned from the Board effective April 12, 2001, was a member of the Compensation Committee. The Board intends to appoint new members to the Compensation Committee at its next meeting.

     During the year ended December 31, 2000, the Board of Directors held 15 meetings. Each director attended at least 75% of all of the Board meetings held during 2000 during the periods in which each director served.

AUDIT COMMITTEE REPORT

     The Audit Committee of the Board of Directors was established in 1995 to provide for direct contact between the Company's independent public accountants and the Board of Directors. The Audit Committee's duties include reviewing the effectiveness of the auditors during the annual audit, discussing the Company's internal control policies and procedures and considering and recommending the selection of the Company's independent accountants.

     The Audit Committee of the Board of Directors is currently comprised of two of the Company's directors: Messrs. Decker and DiBella. Both members of the Company's Audit Committee are "independent" as such term is defined under the listing standards of the Nasdaq National Market. The Board of Directors has not adopted a written charter for the Audit Committee.

     The Audit Committee has reviewed and discussed with management the Company's audited consolidated financial statements for the fiscal year ended December 31, 2000. The Audit Committee has also discussed with Rothstein, Kass & Company, P.C., the Company's independent auditors the matters required to be discussed by the Auditing Standards Board Statement on Auditing Standards No. 61, as amended. As required by Independence Standards Board Standard No. 1, as amended, "Independence Discussion with Audit Committees," the Audit Committee has received and reviewed the required written disclosures and a confirming letter from Rothstein, Kass & Company, P.C. regarding their independence, and has discussed the matter with the auditors.

     Based on its review, the Audit Committee has recommended to the Board of Directors that the Company's audited consolidated financial statements for the fiscal year 2000 be included in the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 2000. Further, the Audit Committee recommends that the Board of Directors engage Rothstein, Kass & Company, P.C. as the Company's independent auditors for the fiscal year ending December 31, 2001.

     This Audit Committee report shall not be deemed to be incorporated by reference in any document previously or subsequently filed with the Securities and Exchange Commission that incorporated by reference all or any portion of this Proxy Statement, except to the extent that the Company specifically request that this report be specifically incorporated by reference.

                                          Audit Committee

                                          THOMAS H. DECKER
                                          WILLIAM A. DIBELLA

COMPENSATION OF DIRECTORS

     Directors who are not employees of the Company or its subsidiaries receive cash compensation of $750 per board meeting attended ($400 if attended by teleconference) and $500 for each committee meeting attended ($400 if attended by teleconference), plus reimbursement of out-of-pocket expenses for attendance at each such meeting. Each non-employee director also receives an annual fee of $10,000, payable quarterly in arrears.

     In addition, pursuant to the 1994 Director Option Plan, each non-employee director receives an option, at the beginning of each three-year term to which he is elected, to purchase 15,000 shares of the Company's Common Stock. Such options have an exercise price equal to the fair market value of the Company's Common Stock at the time of their grant, and vest at the rate of 1/36th per month from the date of issuance, for so long as the option holder continues to serve as a director of the Company.

     In light of the Company's financial difficulties, the Board of Directors decided to defer all cash compensation to non-employee directors as of November 30, 2000.

             PROPOSAL TO INCREASE AUTHORIZED SHARES OF COMMON STOCK
                             (ITEM 2 ON PROXY CARD)

     The Board of Directors has adopted a resolution approving and recommending adoption by the Company's stockholders of an amendment to the Company's Second Restated Certificate of Incorporation (the "Certificate") to increase the authorized shares of the Company's Common Stock, $.01 par value, from 30 million to 50 million. If approved by the stockholders, the amendment will become effective upon the filing of a certificate of amendment with the Secretary of State of Delaware, as provided by Delaware law, which filing will be made promptly following approval by the stockholders.

     As of April 12, 2001, there were 15,725,280 shares of Common Stock issued and outstanding, with another 16,596,669 shares of Common Stock issuable upon the conversion or exercise of all outstanding warrants, stock options, convertible preferred stock and convertible notes.

     The Company requires additional authorized shares of Common Stock pursuant to the terms of its financing agreement with Mobile Investments LLC ("Mobile"). Currently, there are insufficient Common Shares available for issuance of all warrants issuable to Mobile. The Company's agreement with Mobile provides for a contingency in the event that the Company's shareholders do not vote in favor of this proposal to increase the number of authorized shares of Common Stock, which would provide for the issuance to Mobile of a class of preferred stock intended to compensate Mobile for the Company's inability to issue the requisite number of warrants due to the lack of authorized shares of Common Stock. The loan agreement with Mobile provides for funding of up to $6 million to the Company, pursuant to which Mobile is entitled to receive warrants to purchase 2 million shares of Common Stock per $1 million of funding. However, without additional shares authorized, the Company will have only sufficient shares to issue warrants for the purchase of 7 million shares of Common Stock. In the event that Mobile exercises its right to fund up to the full $6 million, there would be a shortfall of 7 million shares of Common Stock.

     Moreover, a lack of authorized Common Stock available for issuance would unnecessarily restrict the Company's ability to issue additional shares from time to time for such purposes as to pursue financing, opportunities for future acquisitions or mergers, grant stock options, and other corporate transactions.

CONSEQUENCES IF THE PROPOSAL IS NOT APPROVED

     The Company continues to experience liquidity problems which necessitate that the Company obtain additional financing, although the Mobile financing did provide some relief to the Company's liquidity problems. Therefore, the Company's efforts to resolve its liquidity problems are likely to include equity financing, entailing the issuance of new shares of Common Stock or Preferred Stock convertible into Common Stock. In the event this proposal is not approved by the Company's shareholders, the Company will be unable to obtain additional equity financing, and will be compelled to issue a new class of preferred stock to Mobile, in lieu of delivering the balance of warrants issuable pursuant to the Company's financing agreement with Mobile. Unless this proposal is approved by the Company's shareholders, the Company may be unable to raise sufficient operating capital to sustain the Company.

VOTE REQUIRED

     Assuming the presence of a quorum, an affirmative vote of a majority of the shares of Common Stock present in person or by proxy and voting will be required for adoption of this proposal. Abstentions and "broker non-votes" are effectively equivalent to votes against this proposal. Unless otherwise instructed, properly executed proxies that are timely received and not subsequently revoked, but not marked, will be voted in favor of the proposal.

     THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE FOR THIS PROPOSAL.

                  PROPOSAL TO AMEND THE 1994 STOCK OPTION PLAN
                             (ITEM 3 ON PROXY CARD)

     In 1994, the Board of Directors authorized, and the Company's stockholders approved, the 1994 Stock Option Plan (the "Plan"), pursuant to which the Company may grant stock options to employees, directors and consultants of the Company, its subsidiaries and affiliates. In 1998, the Company's stockholders approved an amendment to the Plan increasing the number of shares of Common Stock reserved for issuance upon the exercise of options granted under the Plan from 525,000 to 825,000, in 1999 the Company's stockholders approved an amendment to increase the number of shares of Common Stock issuable under the Plan from 825,000 to 1,325,000, and in 2000 the Company's stockholders approved an amendment to increase the number of shares of Common Stock issuable under the Plan from 1,325,000 to 2,250,000.

     In April 2001, the Board of Directors adopted a further amendment to the Stock Plan increasing the number of shares of Common Stock issuable under the Plan from 2,250,000 shares to 3,500,000 shares, subject to approval by the stockholders. At the Annual Meeting, the stockholders will be asked to approve this amendment to the Plan.

     Approximately 200 employees are eligible to participate under the Stock Plan. Prior to adoption of the amendment by the Board of Directors, 866,099 shares of Common Stock remained available for future option awards under the Stock Plan. The Board's Compensation Committee, on behalf of the Company's management, relies on stock options and other stock awards as an essential part of the compensation packages necessary for the Company to attract and retain experienced officers and employees. The Board of Directors believes that the increase in the number of shares of Common Stock available under the Stock Plan is essential to permit the Company's management to continue to provide long-term, equity-based incentives to present and future employees.

     During 2000, options to purchase an aggregate of 205,000 shares of Common Stock were granted to the following Named Executive Officers and groups: Mr. Autorino (90,000 options), Mr. DiVincenzo (no options), Mr. Hayes (90,000 options), Mr. Dorros (25,000 options), all current executive officers as a group (230,000 options) and all non-executive officers, employees and consultants as a group (590,000 options). The exercise price of all such options was equal to or greater than the fair market value of the Common Stock on the date of the grant, and ranged from $0.50 to $20.00. On April 4, 2001, the closing sale price of the Company's Common Stock as reported on the Over the Counter Bulletin Board was $0.12.

MATERIAL FEATURES OF THE PLAN

     The Compensation Committee administers the Stock Plan, which provides that such committee has the authority to award non-qualified stock options and to fix all terms of any award or awards granted. Under the Stock Plan, the Compensation Committee may grant awards to employees, officers, directors and consultants of the Company or any subsidiary or affiliate.

     Option Price and Duration. The exercise price per share in connection with an option granted under the Stock Plan cannot be less than seventy percent (70%) of the fair market value of the Common Stock subject to the option on the date such option is granted. The Stock Plan provides that each option shall expire on the date specified by the Compensation Committee, but the expiration date may not be more than ten years from the date of grant.

     Exercise of Options. Each option granted under the Stock Plan may either be fully exercisable at the time of grant or may become exercisable in such installments as the Compensation Committee may specify. Each option may be exercised from time to time, in whole or in part, up to the total number of shares of Common Stock with respect to which it is then exercisable. The Compensation Committee has the right to accelerate the date of exercise of any installment of any option.

     The option exercise price is payable in cash or previously-owned shares of Common Stock having a fair market value equal to the exercise price, or a combination of both, at the election of the option holder. The option holder is responsible for the payment of any required tax withholding payments. During the life of the option holder, the option is non-transferable and is exercisable only by the option holder. Upon termination of employment, other than by the Company for cause, the option holder may exercise any option exercisable upon termination within three months of termination. Upon termination due to death, disability or retirement, the option may be exercised, to the extent exercisable at termination, within six months of termination.

     Changes in Capitalization and Other Matters. Option holders are protected against dilution in the event of a stock dividend, recapitalization, stock split, merger or similar transaction. The Compensation Committee may from time to time adopt amendments to the Stock Plan (certain of which are subject to stockholder approval) and may terminate the Stock Plan at any time. A termination of the Stock Plan by the Compensation Committee shall not affect options previously granted. If an option granted pursuant to the Stock Plan is, for any reason, unexercised at the time of its expiration or termination, any shares of Common Stock subject to such option will be available for future option grants. Unless terminated sooner, the Stock Plan will terminate ten years from the date of its adoption, and options may be granted under the Stock Plan at any time prior to such termination.

     In the event of a Change of Control (defined below) of the Company, subject to certain restrictions described below, all restrictions and conditions applicable to options granted under the Stock Plan then outstanding will be deemed satisfied, and the options will be deemed to be fully vested, as of the date of the Change of Control. For purposes of the Stock Plan, a "Change in Control" will be deemed to occur if the persons who were directors of the Company cease to constitute a majority of the Board of Directors of the Company in connection with any of the following transactions: (A) the acquisition by a third person, including a "person" as defined in Section 13(d)(3) of the Exchange Act, of beneficial ownership (as defined in Rule 13d-3 under the Exchange Act) directly or indirectly, of securities of the Company representing twenty-five percent (25%) or more of the total number of votes that may be cast for the election of the directors of the Company; or (B) as the result of, or in connection with, any tender or exchange offer, merger, consolidation or other business combination, sale of assets, or any combination of the foregoing transactions. An option granted under the Stock Plan will only receive the benefit of the removal of restrictions and accelerated vesting upon a Change of Control if it is held by an employee of the Company and such employee's employment with the Company's terminates, for any reason, following the Change of Control. The Stock Plan provides that termination includes any reduction in compensation, geographic relocation of an employee, or any material diminution in job status or responsibilities.

     Federal Tax Considerations. The following general rules are applicable, under current federal income tax law, to non-qualified options granted under the Stock Plan:

          1. The optionee generally does not realize any taxable income upon the grant of an option, and the Company is not allowed a business expense deduction by reason of such grant.

          2. The optionee generally will recognize ordinary compensation income at the time of exercise of the option in an amount equal to the excess, if any, of the fair market value of the shares on the date of exercise over the exercise price.

          3. When the optionee sells the shares, he or she generally will recognize a capital gain or loss in an amount equal to the difference between the amount realized upon the sale of the shares and his or her basis in the stock (generally, the exercise price plus the amount taxed to the optionee as compensation income). If the optionee's holding period for the shares exceeds one year, such gain or loss will be a long-term capital gain or loss.

          4. The Company generally will be entitled to a tax deduction when and in the amount that compensation income is recognized by the optionee. The Company will not be entitled to a tax deduction with respect to capital gain recognized by the optionee.

          5. If an optionee exercises a non-qualified option by delivering shares of Common Stock to the Company in payment of the exercise price, special rules will apply.

     This description of the Stock Plan is subject to and qualified by the complete text of the Stock Plan, a copy of which is available upon request to the Company's Legal Department at the Company's address appearing on the front page of this Proxy Statement.

VOTE REQUIRED

     Assuming the presence of a quorum, an affirmative vote of a majority of the shares of Common Stock present in person or by proxy and voting will be required for the approval of the amendment to the 1994 Stock Option Plan. Abstentions with respect to voting on this matter will have the effect of a negative vote, and "broker non-votes" with respect to voting on this matter will have no effect on the outcome of the vote.

     THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE FOR THIS PROPOSAL.

                               EXECUTIVE OFFICERS

     The following table sets forth certain information concerning the executive officers of the Company who are not also directors. The executive officers are elected by the Board of Directors and serve at the discretion of the Board.

OFFICER                                                 AGE     POSITION WITH COMPANY
-------                                                 ---     ---------------------
Sean P. Hayes.........................................   36   Executive Vice President

     SEAN P. HAYES has been an Executive Vice President of the Company since March, 1993. Between December, 1992 and March, 1993, he served as the Company's Director of Operations. From March, 1993 to August, 1996, Mr. Hayes served on the Company's Board of Directors. Prior to joining the Company, Mr. Hayes was employed by STFI, serving as director of STFI's Data Division from 1990 to 1992 and as a Regional Business Manager from 1988 to 1990. He received a B.A. degree in business administration and computer information systems from New Hampshire College.

                             EXECUTIVE COMPENSATION

1. REPORT OF THE COMPENSATION COMMITTEE

     The Compensation Committee of the Board of Directors is responsible for establishing the compensation, including bonus and incentive arrangements, of the Company's Chief Executive Officer and for reviewing the compensation of other executive officers of the Company, as established by the Chief Executive Officer. Until April of 1998, the Chief Executive Officer received no cash compensation from the Company, but was instead paid by Shared Technologies Fairchild Inc. ("STFI"), which was acquired by Intermedia Communications, Inc. in March of 1998. Previously, STFI provided certain management services to the Company pursuant to a management agreement that expired in 1997.

     The Compensation Committee makes appropriate recommendations concerning executive compensation, and it reports to the Company's Board of Directors. Under the supervision, approval and review of the Compensation Committee, the Company's compensation policies and programs are intended to motivate, retain and attract management with incentives linked to the financial performance of the Company and the value that is delivered to its stockholders. Specifically, the Company's policies and programs endeavor to (i) link executive compensation to sustainable increases in the financial performance of the Company, where possible, and where not possible, preservation or realization of stockholder value; (ii) provide rewards contingent upon Company performance; (iii) differentiate compensation based upon individual contributions; (iv) promote teamwork among executives and other Company employees; and (v) encourage the retention of a sound management team.

     Cash compensation at the Company consists of two components: (i) a base salary that is competitive with that of other companies paying at the median level of the market, and (ii) an annual incentive opportunity that is variable and is reflective of the financial performance of the Company and the individual performance of the executive officer. When high levels of performance are achieved, the level of cash compensation may exceed the median of the market. Conversely, when the Company or the individual falls short of the predetermined goals, the level of cash compensation may be substantially below the market median. The objective of this mix is to deliver total annual cash compensation competitive with compensation offered at other companies facing similar challenges for similar positions, while simultaneously linking the payment of the annual cash incentive to the achievement of specific objectives in the Company's annual operating plan as approved by the Board of Directors.

     The award and size of any performance bonus is based upon (i) the executive officer's performance against individual goals, and (ii) the performance of the Company against Company goals. Goals vary from year to year. The Compensation Committee also occasionally awards special bonuses in connection with extraordinary transactions by the Company. The bonuses generally are awarded to individuals who make significant contributions toward consummation of the transactions.

     The Compensation Committee believes that stock option grants serve as a desirable, long-term method of compensation because they closely ally the interests of management with the preservation, enhancement and realization of stockholder value and serve as an additional incentive to promote the success of the Company.

     The Compensation Committee believes that the total compensation program for executives of the Company is on a level with the compensation programs provided by other companies facing similar challenges.

     In establishing compensation for the Chief Executive Officer for 2000, the Compensation Committee employed the same criteria as it used to set compensation for other executive officers. The Compensation Committee believes that Mr. Autorino's compensation is competitive with salary levels for chief executive officers with similar experience and ability and recognizes Mr. Autorino's individual performance and contributions to the Company's development, including his leadership in positioning the Company as a more significant competitor within the prepaid wireless market.

                                          Respectfully submitted,

                                          THOMAS H. DECKER

2. RECOMMENDATIONS OF THE CHIEF EXECUTIVE OFFICER

     The Chief Executive Officer recommends to the Compensation Committee the proposed compensation (other than his own) of each executive officer of the Company.

     In evaluating the performance of an executive officer and in formulating his recommendation to the Compensation Committee, the Chief Executive Officer adheres generally to the criteria and principles enunciated in the Compensation Committee's report set forth above, yet he relies most heavily on the following criteria employed by the Compensation Committee:

          (a) the executive officer's influence on the performance of the Company through his or her management skills;

          (b) the executive officer's skill in long range planning for the Company's future growth and activities; and

          (c) the manner in which the executive officer positions the Company to succeed in the future.

                                          Respectfully submitted,

                                          ANTHONY D. AUTORINO
                                          Chairman and Chief Executive Officer

                           SUMMARY COMPENSATION TABLE

     The following table sets forth the annual and long-term compensation awarded or paid to or earned by the Company's Chief Executive Officer, as well as to each of the Company's other most highly paid executive officers who received compensation in excess of $100,000 for the fiscal year ended 2000 (of which there were only three such other executive officers). Collectively, the Chief Executive Officer and such other executive officers are referred to herein as the "Named Executive Officers."

                                                                           LONG-TERM
                                                      ANNUAL             COMPENSATION
                                                   COMPENSATION             AWARDS
                                                 -----------------   SECURITIES UNDERLYING    ALL OTHER
NAME AND PRINCIPAL POSITION               YEAR    SALARY    BONUS         OPTIONS (#)        COMPENSATION
---------------------------               ----   --------   ------   ---------------------   ------------
Anthony D. Autorino.....................  2000   $368,750       --           90,000            $54,890(a)
  Chairman and Chief Executive Officer    1999   $312,500   $8,500          100,000            $54,890(b)
                                          1998   $156,250       --          150,000            $55,020(c)

Vincent DiVincenzo......................  2000   $172,917       --               --            $ 8,117(d)
  Senior Vice President, Treasurer and    1999   $162,500   $8,500           55,000            $ 9,900(e)
  Chief Financial Officer

Sean P. Hayes...........................  2000   $128,750       --           90,000            $ 2,706(f)
  Executive Vice President                1999   $125,000   $5,000           30,000            $ 3,654(g)
                                          1998   $106,458       --           25,000            $ 3,644(h)

Kenneth M. Dorros.......................  2000   $110,000       --           25,000            $   973(i)
  Senior Vice President, General Counsel  1999   $105,000   $4,000           10,000            $ 1,535(j)
  and Secretary

---------------
(a) Includes life insurance premiums of $47,844 and disability insurance premiums of $7,046.

(b) Includes life insurance premiums of $47,844 and disability insurance premiums of $7,046.

(c) Includes life insurance premiums of $47,974 and disability insurance premiums of $7,046. Until April 1998, the Chief Executive Officer, Anthony
    D. Autorino, was paid by Shared Technologies Fairchild Inc., of which Mr. Autorino was Chairman and Chief Executive Officer, in accordance with a Management Agreement that is no longer in effect.

(d) Includes life insurance premiums of $4,508, disability insurance premiums of $1,815 and automobile expense allowance of $1,794

(e) Includes life insurance premiums of $4,460, disability insurance premiums of $1,815 and automobile expense allowance of $3,625. Until April 1998, the Senior Vice President, Treasurer and Chief Financial Officer, Vincent DiVincenzo, was paid by Shared Technologies Fairchild Inc., of which he was Senior Vice President, Treasurer and Chief Financial Officer, in accordance with a Management Agreement that is no longer in effect.

(f) Includes life insurance premiums of $1,040, disability insurance premiums of $423 and automobile expense allocation of $1,243.

(g) Includes life insurance premiums of $1,573, disability insurance premiums of $423 and automobile expense allocation of $1,658.

(h) Includes life insurance premiums of $1,579, disability insurance premiums of $407 and automobile expense allowance $1,658.

(i) Includes life insurance premiums of $303 and disability insurance premiums of $670.

(j) Includes life insurance premiums of $865 and disability insurance premiums of $670.

                       OPTION GRANTS IN LAST FISCAL YEAR

     The following table sets forth information on options granted during the fiscal year ended December 31, 2000 to the Named Executive Officers.

                                                  INDIVIDUAL GRANTS
                                  -------------------------------------------------   POTENTIAL REALIZED VALUE
                                                % OF TOTAL                              AT ASSUMED RATES OF
                                                 OPTIONS      EXERCISE                STOCK PRICE APPRECIATION
                                                GRANTED TO    OR BASE                     FOR OPTION TERM
                                   OPTIONS     EMPLOYEES IN    PRICE     EXPIRATION   ------------------------
NAME                              GRANTED(#)   FISCAL YEAR     ($/SH)       DATE        5%($)         10%($)
----                              ----------   ------------   --------   ----------   ---------      ---------
Anthony D. Autorino.............    90,000         11.0%       $0.50      12/20/10     $28,300        $71,718
Sean P. Hayes...................    90,000         11.0%       $0.50      12/20/10     $28,300        $71,718
Kenneth M. Dorros...............    25,000          3.0%       $0.50      12/20/10     $ 7,861        $19,922

                AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR
                       AND FISCAL YEAR-END OPTION VALUES

     The following table sets forth information concerning outstanding options to purchase the Company's Common Stock as of December 31, 2000. No stock options were exercised during the fiscal year ended December 31, 2000 by the Named Executive Officers.

                                                  NUMBER OF SECURITIES     VALUE OF UNEXERCISED
                                                 UNDERLYING UNEXERCISED        IN-THE-MONEY
                                                   OPTIONS AT FISCAL        OPTIONS AT FISCAL
                                                      YEAR-END(#)              YEAR-END($)
                                                      EXERCISABLE/             EXERCISABLE/
                                                     UNEXERCISABLE            UNEXERCISABLE
                                                 ----------------------    --------------------
Anthony D. Autorino............................  158,333/90,000                    $0/0
Vincent DiVincenzo.............................  71,667/0                          $0/0
Sean P. Hayes..................................  80,000/108,333                    $0/0
Kenneth M. Dorros..............................  34,500/28,333                     $0/0

EMPLOYMENT CONTRACTS AND TERMINATION OF EMPLOYMENT AND CHANGE-IN-CONTROL ARRANGEMENTS

     The Company has employment agreements currently in effect with eight of its employees, including each of the Named Executive Officers, except Mr. DiVincenzo. The employment agreement with Mr. DiVincenzo was terminated without cause effective April 2001. The termination agreement with Mr. DiVincenzo provides for severance payments of $210,000 over a 12-month period commencing March 1, 2001. The employment agreement with Mr. Dorros was terminated without cause effective April 15, 2001. The termination agreement with Mr. Dorros provides for severance payments of $66,000 over a 6-month period commencing April 16, 2001. Effective December 2000, the employment agreement with Mr. David Bogue was terminated without cause. Mr. Bogue was the Company's President and Chief Operating Officer since April 26, 2000. The termination agreement with Mr. Bogue provides for severance payments of $265,000 over a 6-month period commencing December 1, 2000.

     Since 1999, the Company has had employment agreements with certain members of management, including each of the Named Executive Officers. Each agreement has a term of one year, and is automatically renewable for successive one-year terms, subject to termination provisions. The agreements provide for base salaries for Messrs. Autorino, DiVincenzo, Hayes and Dorros of $375,000, 175,000, 130,000 and $110,000, respectively. Each agreement contains certain termination and change-of-control payments, payable under certain circumstances. In the case of Messrs. Autorino, DiVincenzo and Hayes, in the event of termination of employment without cause or in the event of non-renewal by the Company, each would receive a severance payment equal to one year's base salary plus one year's target bonus (which is 50% for Messrs. Autorino and DiVincenzo and 40% for Mr. Hayes), plus 20% to account for the loss of benefits. Under such circumstances, Mr. Dorros' agreement provides for severance of six month's base salary and target bonus (25%), plus a 20% fringe factor.

     In the event of a change of control of the Company, Messrs. Autorino, DiVincenzo and Hayes would receive an additional payment in an amount equal to 18 months' base salary and target bonus. Such payment for Mr. Dorros would be in an amount equal to six months' base salary and target bonus.

     For the period from December 1, 2000 through March 31, 2001, Messrs. Autorino and Hayes accepted salary deferrals of 20% and 11.5%, respectively, and for the period from December 1, 2000 through February 28, 2001, Mr. DiVincenzo accepted a salary deferral of 14.3%. All such deferrals were paid in April, 2001 in the form of shares of Common Stock, in lieu of the deferred cash compensation. An aggregate of 175,244 shares were issued therefor, valued at the fair market value of the Company's Common Stock as of the end of each monthly deferral period, in lieu of an aggregate of $36,250 of deferred cash compensation.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

     The current member of the Compensation Committee of the Board of Directors is Mr. Decker. Mr. Hutheesing, who resigned from the Board effective April 12, 2001, was a member of the Compensation Committee. Messrs. Autorino and Decker, each are minority investors in Mobile Investments LLC. Mr. Hutheesing is a director and executive officer of International Capital Partners, Inc. and a trustee of International Capital Partners Profit Sharing Trust, each of which participated in financing transactions with the Company in 2000 and 1999. These transactions are described in greater detail below under the caption "Certain Relationships and Related Transactions."

                               SECURITY OWNERSHIP

     The following table sets forth certain information regarding the beneficial ownership of the Company's Common Stock as of March 23, 2001 by (i) each of the Company's directors and nominees, (ii) the Named Executive Officers, (iii) all directors and executive officers of the Company as a group, and (iv) each person known by the Company to own beneficially more than five percent of the outstanding shares of the Company's Common Stock.

                                                                                PERCENTAGE OF
                                                                                   COMMON
NAME AND ADDRESS (1)                                     NUMBER OF SHARES           STOCK
DIRECTORS AND EXECUTIVE OFFICERS                      BENEFICIALLY OWNED (2)     OUTSTANDING
--------------------------------                      ----------------------    -------------
Anthony D. Autorino.................................         1,300,962(a)            8.3%
  Chief Executive Officer and Director
Thomas H. Decker....................................           144,733(b)              *
  Director
William A. DiBella..................................           250,833(c)            1.6%
  Director
Vincent DiVincenzo..................................           315,768(d)            2.0%
  Senior Vice President, Chief Financial Officer
  Treasurer and Director
Victor Grillo, Sr...................................           284,167(e)            1.8%
  Director
Sean P. Hayes.......................................           104,336(f)              *
  Executive Vice President
Ajit G. Hutheesing..................................         1,006,901(g)            6.2%
  Director
Nicolas E. Sinacori.................................           996,901(h)            6.2%
  Director
Kenneth M. Dorros...................................           108,671(i)              *
  Senior Vice President and General Counsel
All directors and officers as a group (10
  persons)..........................................         3,573,690(j)           21.0%

                                                                                PERCENTAGE OF
                                                                                   COMMON
NAME AND ADDRESS (1)                                     NUMBER OF SHARES           STOCK
DIRECTORS AND EXECUTIVE OFFICERS                      BENEFICIALLY OWNED (2)     OUTSTANDING
--------------------------------                      ----------------------    -------------

FIVE PERCENT STOCKHOLDERS
George W. Mauerman..................................           838,541               5.4%
  6585 S. Yale, Suite 500
  Tulsa, OK 74136
Mobile Investments, LLC.............................        10,000,000(k)           39.3%
  c/o Oakes, Fitzwilliams & Co., Inc.
  c/o Speer & Fulvio
  60 East 42nd Street
  New York, NY 10165

William Bolles......................................         1,500,000(l)            9.7%
  26 Broadway, Suite 1615
  New York, NY 10004

International Capital Partners, Inc. ...............         1,006,901(m)            6.2%
  300 First Stamford Place
  Stamford, CT 06902

Zesiger Capital Group LLC...........................           946,430               6.1%
  320 Park Avenue
  New York, NY 10022

Marshall Capital Management, Inc. ..................         1,457,818(n)            8.6%
  11 Madison Avenue
  New York, NY 10010

SIB Investment Holdings Limited.....................         1,814,110              11.7%
  380 Madison Avenue
  New York, NY 10017
Rayflex Limited.....................................           833,333(o)            5.1%
  PO Box 3136
  Road Town, Tortola
  British Virgin Islands

---------------
  * Less than 1%

(1) The mailing address of each of the Company's directors and executive officers is c/o the Company, 100 Great Meadow Road, Suite 104, Wethersfield, CT 06109.

(2) Except as otherwise specifically noted, the number of shares stated as being owned beneficially includes shares held beneficially by spouses and minor children. The inclusion herein of any shares deemed beneficially owned does not constitute an admission of beneficial ownership of those shares. Each stockholder possesses sole voting and investment power with respect to the shares listed opposite such stockholder's name, except as otherwise indicated.

     (a) Includes 158,333 shares currently issuable upon exercise of options by Mr. Autorino. Also includes 134,666 shares that are owned beneficially by the estate of Mr. Autorino's late spouse, as to which Mr. Autorino disclaims beneficial ownership. Also includes 100,000 shares issuable upon exercise of other warrants held by Mr. Autorino, and 10,174 shares beneficially owned through the Company's Savings and Retirement Plan.

     (b) Includes 19,167 shares currently issuable upon exercise of options by Mr. Decker.

     (c) Includes 19,167 shares currently issuable upon exercise of options by Mr. DiBella. Also includes 173,333 shares and 58,333 shares issuable upon exercise of warrants, all of which shares and warrants are beneficially owned by Mr. DiBella's spouse, as to which he disclaims beneficial ownership.

     (d) Includes 71,667 shares currently issuable upon exercise of options by Mr. DiVincenzo. Also includes 16,667 shares issuable upon exercise of warrants, and 2,386 shares owned through the Company's Savings and Retirement Plan. Mr. DiVincenzo left the Company on February 28, 2001.

     (e) Includes 9,167 shares currently issuable upon exercise of options by Mr. Grillo. Also includes 275,000 shares currently issuable upon exercise of warrants held by Retail Distributors, LLC, of which Mr. Grillo is a member and holds a majority membership interest.

     (f) Includes 81,666 shares currently issuable upon exercise of options by Mr. Hayes. Also includes 6,667 shares issuable upon exercise of warrants, and 9,335 shares owned through the Company's Savings and Retirement Plan.

     (g) Includes 355,568 shares owned by International Capital Partners, Inc. ("ICP"), of which Mr. Hutheesing is the Chairman, Chief Executive Officer and a stockholder. Also includes 36,333 shares currently issuable upon exercise of options by ICP, 560,000 shares issuable upon exercise of warrants held by ICP and 5,000 shares issuable upon exercise of warrants held by the ICP Profit Sharing Trust. Also includes 40,000 shares issuable upon conversion of a convertible promissory note held by ICP Profit Sharing Trust. Mr. Hutheesing resigned as a director on April 21, 2001.

     (h) Includes 355,568 shares owned by ICP, of which Mr. Sinacori is Managing Director. Also includes 36,333 shares currently issuable upon exercise of options by ICP, 560,000 shares issuable upon exercise of warrants held by ICP and 5,000 shares issuable upon exercise of warrants held by the ICP Profit Sharing Trust. Also includes 40,000 shares issuable upon conversion of a convertible promissory note held by ICP Profit Sharing Trust. Mr. Sinacori resigned as a director on April 21, 2001.

     (i) Includes 34,500 shares currently issuable upon exercise of options by Mr. Dorros. Also includes 5,000 shares issuable upon exercise of warrants, and 8,067 shares owned through the Company's Savings and Retirement Plan. Mr. Dorros will be leaving the Company on April 15, 2001.

     (j) Includes a total of 459,333 shares currently issuable upon exercise of options by the Company's directors and executive officers. Also includes a total of 1,030,000 shares currently issuable upon exercise of warrants by such directors and executive officers, 40,382 shares owned through the Company's Savings and Retirement Plan, and 40,000 shares issuable upon conversion of a convertible promissory note beneficially owned by certain of such directors.

     (k) Includes up to 10,000,000 shares issuable upon exercise of warrants by Mobile Investments, LLC, pursuant to which Mobile is expected to provide funding of $5,000,000 in debt financing to the Company by March 31, 2001. See "Certain Relationships and Related Transactions" below.

     (l) Includes 1,500,000 shares currently issuable to Mr. Bolles pursuant to a Referral Agreement. See "Certain Relationships and Related Transactions" below.

     (m) Includes 36,333 shares currently issuable upon exercise of options held by ICP. Also includes 560,000 shares issuable upon exercise of warrants held by ICP and 5,000 shares issuable upon exercise of warrants held by the ICP Profit Sharing Trust, 40,000 shares issuable upon conversion of a convertible promissory note held by the ICP Profit Sharing Trust and 10,000 shares owned by Mr. Hutheesing. (See notes (g) and (h) with respect to beneficial ownership attributable to Messrs. Hutheesing and Sinacori.). Messrs. Hutheesing and Sinacori resigned as directors on April 21, 2001.

     (n) Includes 100,000 shares currently issuable upon exercise of warrants and 1,357,818 shares issuable upon conversion of Series C Convertible Preferred Stock by Marshall Capital Investments, Inc.

     (o) Includes 833,333 shares currently issuable upon exercise of warrants by Rayflex Limited.

                         CUMULATIVE STOCKHOLDER RETURN

     The following graph and chart compares the five-year cumulative annual stockholder return for the Company's common stock with the comparable cumulative return of the Index for the Nasdaq Stock Market ("Nasdaq") and the Index for the Standard Industrial Classification Codes 4800-4899, Nasdaq Telecommunications Stock ("SIC Code Index"). The graph and chart assumes $100 invested on December 31, 1995, in the Company's common stock and $100 invested at the same time in each of the indices. The total return Indices were calculated based upon the Center for Research in Securities Prices Total Return Indices data. In calculating total annual return, reinvestment of dividends is assumed. The stock performance graph and chart below are not necessarily indicative of future price performance.

                                  [LINE GRAPH]

-------------------------------------------------------------------------------------------------
   Company Name/Index        12/31/95    12/31/96    12/31/97    12/31/98    12/31/99    12/31/00
-------------------------------------------------------------------------------------------------
 SHARED TECHNOLOGIES
   CELLULAR                  $100.00     $ 90.32     $177.42     $319.36     $438.71     $ 13.71
 NASDAQ                       100.00      123.03      150.68      212.46      394.82      237.37
 SIC CODE INDEX               100.00      102.00      149.00      247.00      440.00      187.00

                 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

     The Company subleased certain office space to CMD on the first floor of the Company's corporate offices in Wethersfield, CT from April 1, 1998 to January 6, 2000 at a monthly rate of $4,003. From January 7, 2000 to February 28, 2001, the Company subleased space to CMD on the fourth floor of the Company's Wethersfield location, at a monthly rate of $10,874. In addition to rent, CMD was obligated to pay all operating expenses, property taxes, rent escalations and other surcharges or increases applicable to such subleaseholds.

     Since December 1, 1998, CMD has leased to the Company substantially all of the furniture used by the Company at its call center located at Constitution Plaza, Hartford, CT at a rate of $21,062 per month. Such agreement will expire November 30, 2001, at which time the Company shall have the right to acquire all such furniture at a cost of $1.00.

     From July 1, 1998 to January 31, 2001, the Company had a month-to-month agreement to sublease a portion of its Wethersfield offices to NRG Solutions, LLC ("NRG") at a rate of $1,325 per month. CMD has a minority ownership interest in NRG.

     In July 1999, the Company entered into certain transactions with Retail Distributors, Inc. ("RDI"), of which Victor Grillo, Sr., a director of the Company, was chief executive officer and a principal stockholder. RDI is now Retail Distributors, LLC of which Mr. Grillo is a member and holds a majority membership interest. The transactions included the Company's entry into certain agreements, which were amended in July, 1999 and July 2000, expiring June 30, 2001, to retain the services of RDI to bolster the Company's capabilities with respect to the marketing and distribution of its prepaid programs. In addition, the Company entered into a consulting agreement, which was amended in July 2000, expiring June 30, 2001, to obtain certain sales and marketing services from RDI, for a monthly fee of $10,000. During 2000, the Company paid RDI commissions, management fees and consulting fees arising from services provided by RDI pursuant to the agreements, in the aggregate amount of approximately $506,000. Additional performance-based compensation, exclusive of expenses, was provided for through the conditional issuance of Common Stock purchase warrants, of which warrants to purchase 25,000 shares of Common Stock at an exercise price of $2.50 per share, were issued to RDI in 2000. In connection with and in anticipation of such transactions, in February 1999 the Company provided a loan to RDI in the principal amount of $500,000, which accrues interest at the rate of prime plus one percent, and had a maturity date of September 30, 1999. The loan was intended as a prepayment of expense reimbursement for RDI, as RDI had started to provide significant services for the Company at such time. During 2000, the Company applied, by way of setoff against such loan, $233,000 owed by the Company to RDI for services provided by RDI under the agreements. As of December 31, 2000, $356,651 remained outstanding under the loan. Interest continues to accrue on the loan, which is subject to call at any time.

     In March 2001, the Company's Chairman and Chief Executive Officer, Anthony
D. Autorino, assumed the position as the Company's primary lender from Citizens Bank of Massachusetts. Mr. Autorino subsequently assigned his rights and obligations under such loan to Mobile Investments LLC ("Mobile"), which agreed to increase the facility to $5 million, subject to certain conditions. The Company's Chairman and Chief Executive Officer, Anthony D. Autorino, and two of the Company's other directors, Thomas H. Decker and William A. DiBella, each are minority investors in Mobile.

     In July and August, 2000, the Company raised working capital through the exchange and exercise of certain warrants at reduced exercise prices, and through the sale of Common Stock at $2.50 per share to some of the holders of such warrants. Participants included certain affiliates, including Thomas H. Decker, a director of the Company, International Capital Partners, Inc., of which directors Ajit G. Hutheesing and Nicholas E. Sinacori, are principals, SIB Investment Holdings Limited, Zeisiger Capital Group, and William W. Mauerman, who are all Five Percent Stockholders. In addition, certain holders of the Company's Series C and Series D Convertible Preferred Stock, including ICP Profit Sharing Trust, of which directors Ajit G. Hutheesing and Nicholas E. Sinacori, are trustees, converted their shares into Common Stock during 2000. Messrs. Hutheesing and Sinacori resigned as directors of the Company on April 21, 2001.

     On February 16, 2001, the Company's Chairman and Chief Executive Officer, Anthony D. Autorino, loaned the Company approximately $168,000. The loan was payable, without demand and without interest on February 21, 2001. The Company repaid approximately $110,000 of the loan on February 28, 2001. The Company intends to repay the balance of the loan from the proceeds of the $5 million credit facility with Mobile (discussed above). The Company used the proceeds from the loan to meet working capital requirements.

     William Bolles and the Company entered into a Referral Agreement on November 28, 2000, which was amended January 7, 2001, pursuant to which Mr. Bolles agreed to provide certain referrals to the Company for its prepaid services, including with respect to rap music recording artists and/or producers, for which the Company agreed to pay compensation to Mr. Bolles as a percentage of revenues generated plus the issuance to Mr. Bolles of 1,500,000 shares of Common Stock. On April 4, 2001, the Company filed a registration statement on Form S-8 for the registration of such shares under the Securities Act of 1933, as amended.

                         INDEPENDENT PUBLIC ACCOUNTANTS

     The Board of Directors has appointed Rothstein, Kass & Company, P.C., certified public accountants, to audit the consolidated financial statements of the Company for the fiscal year ending December 31, 2001.

     It is expected that a representative of Rothstein, Kass & Company, P.C. will be present at the Annual Meeting to make a statement if such representative desires to do so and to respond to appropriate questions.

                            INDEPENDENT AUDITOR FEES

     Audit Fees. Rothstein, Kass & Company, P.C. billed the Company an aggregate of $65,000 for professional services rendered by Rothstein, Kass & Company, P.C. in connection with its audit of the Company's financial statements for the fiscal year ended December 31, 2000 and its review of the Company's quarterly reports on Form 10-Q during fiscal 2000.

     Financial Information Systems Design and Implementation. During fiscal 2000, Rothstein, Kass & Company, P.C. did not directly or indirectly, operate, or supervise the operation of, the Company's information systems or manage the Company's local area network. Nor did Rothstein, Kass & Company, P.C. design or implement a hardware or software system that aggregates source data underlying the financial statements of the Company or generates information that is significant to the Company's financial statements taken as a whole.

     All Other Fees. Rothstein, Kass & Company, P.C. did not bill the Company for any material professional services rendered to the Company during fiscal 2000 other than for those services described above.

     None of the hours expended by Rothstein, Kass & Company, P.C. to audit the Company's financial statements for the fiscal year ended December 31, 2000, were attributed to work performed by persons who were not employees of Rothstein, Kass & Company, P.C.

                                 OTHER MATTERS

     The Board of Directors does not know of any other matters which may come before the Annual Meeting. However, if any other matters are properly presented at the Annual Meeting, it is the intention of the persons named in the accompanying proxy to vote, or otherwise act, in accordance with their judgment on such matters.

     All costs of solicitations of proxies will be borne by the Company. In addition to solicitations by mail, the Company's directors, officers and regular employees, without additional remuneration, may solicit proxies by telephone, telegraph and personal interviews. Brokers, custodians and fiduciaries will be requested to forward proxy soliciting material to the owners of stock held in their names, and the Company will reimburse them for out-of-pocket expenses thereby incurred.

                             STOCKHOLDER PROPOSALS

     If you want to submit a proposal for possible inclusion in our proxy statement for the 2002 annual meeting of stockholders, you musts ensure that your proposal is received by us on or before February 9, 2001. Proposals should be delivered to the Company's principal executive offices at 100 Great Meadow Road, Wethersfield, CT 06109, and should be addressed to the Company's Legal Department.

     If you intend to present a proposal at our 2002 annual meeting and request timely inclusion of the proposal in our proxy statement, then we must receive notice of such proposal no later than March 30, 2002. If we do not receive notice by that date, no discussion of your proposal is required to be included in our 2002 proxy statement and we may use our discretionary authority to vote on the proposal if you do present it at our annual meeting.

     Notice of any other stockholder proposal intended to be presented at the 2002 annual stockholders' meeting but not intended to be included in the proxy statement for such meeting must be received by the Company 60 days prior to the date fixed for such meeting. If, however, the date of the 2002 annual shareholders' meeting is announced less than 70 days prior to the meeting date, notice of any stockholder proposal intended to be presented at such meeting but not intended to be included in the proxy statement for such meeting must be received by the Company by the tenth day following such announcement.

            SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

     Section 16(a) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), requires the Company's executive officers and directors, and persons who own more than 10% of the Company's outstanding shares of Common Stock, to file reports of ownership and changes in ownership with the SEC and Nasdaq. Executive officers, directors and persons holding greater than ten percent of the Company's outstanding shares of Common Stock are required by SEC regulations to furnish the Company with copies of all Section 16(a) forms they file.

     The Company knows of no delinquent filings under Section 16(a) of the Exchange Act during the fiscal year ended December 31, 2000.

     A COPY OF THE COMPANY'S FORM 10-K AS FILED WITH THE SEC WILL BE FURNISHED WITHOUT CHARGE TO ANY STOCKHOLDER AS OF THE RECORD DATE UPON WRITTEN REQUEST TO THE SECRETARY OF SHARED TECHNOLOGIES CELLULAR, INC., 100 GREAT MEADOW ROAD, WETHERSFIELD, CONNECTICUT 06109.

PROXY                  SHARED TECHNOLOGIES CELLULAR, INC.                  PROXY
            100 GREAT MEADOW ROAD * WETHERSFIELD, CONNECTICUT 06109
            PROXY FOR ANNUAL MEETING OF STOCKHOLDERS -- MAY 31, 2001
               THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS

The undersigned hereby appoints Anthony D. Autorino and Ismael Pinho, or either of them, as Proxies, each with the power to appoint his substitute, and hereby authorize them to represent and to vote, as designated below, all shares of Common Stock of Shared Technologies Cellular, Inc. held of record by the undersigned on April 12, 2001 at the Annual Meeting of Stockholders to be held on May 31, 2001, or any adjournment or postponement thereof.

Please mark your vote as this   X

    Item 1 To elect three directors.

    Nominees: William A. DiBella (3 year term), Victor Grillo, Sr. (3 year term), Ismael Pinho (2 year term)

    FOR ALL NOMINEES ____ WITHHELD FROM ALL NOMINEES ____ FOR, EXCEPT VOTE WITHHELD FROM THE FOLLOWING NOMINEE(S):

    Item 2 To increase the number of authorized shares of Common Stock from 30 million to 50 million.

                  FOR ____        AGAINST ____        ABSTAIN ____

    Item 3 To amend the 1994 Stock Option Plan.

                  FOR ____        AGAINST ____        ABSTAIN ____

             (CONTINUED AND TO BE SIGNED AND DATED ON REVERSE SIDE)

In their discretion, the Proxies are authorized to vote upon such other business as many properly come before the meeting or any adjournment or postponement thereof.

THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED IN THE MANNER DIRECTED BY THE UNDERSIGNED STOCKHOLDER, IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED "FOR" PROPOSALS 1, 2 AND 3.

COMMENTS/ADDRESS CHANGE:
                                            If you plan to attend the
                                            Annual Meeting please check
                                            this box.         [ ]

                                            Please mark this box if you
                                            have written comments/address
                                            changes at left.  [ ]

                                            Receipt is hereby acknowledged of
                                            the Notice of Annual Meeting and
                                            Proxy Statement of Shared
                                            Technologies Cellular, Inc.

                                            Signature(s)
                                                 -------------------------------

                                            Date
                                              ----------------------------------
                                            Please sign proxy exactly as name
                                            appears at left and date and return
                                            in the enclosed envelope. When
                                            shares are held by joint tenants,
                                            both should sign. When signing as
                                            attorney, executor, administrator,
                                            trustee or guardian, please give
                                            full title of such. If a
                                            corporation, please sign in full
                                            corporate name by president or other
                                            authorized officer. If a
                                            partnership, please sign in
                                            partnership name by general partner
                                            or other authorized person.